UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date  of  Report  (Date  of  earliest  event  reported):  MARCH  5,  2008

                           ORBIT INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)


           DELAWARE                    0-3936         11-1826363
     (State or other jurisdiction   (Commission     (IRS Employer
     of incorporation)              File Number)     Identification No.)

                      80 CABOT COURT
                HAUPPAUGE,  NEW  YORK                11788
     (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:  631-435-8300

                       NOT APPLICABLE
                       --------------
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written  communications  pursuant  to Rule 425 under the Securities Act
(17  CFR  230-425)

[  ]     Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17
CFR  240.14a-12)

[  ]     Pre-commencement  communications  pursuant  to  Rule 14d-2(b) under the
Exchange  Act  (17  CFR  240.14d-2(b))

[  ]     Pre-commencement  communications  pursuant  to  Rule 13e-4(c) under the
Exchange  Act  (17  CFR  240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(d) On March 12, 2008, Orbit International Corp. (the "Company") announced the appointment of a new member to the Company's Board of Directors, Mr. Fredric Gruder. His appointment was approved by the Board on March 5, 2008. Mr. Gruder is considered an independent director within the meaning of SEC regulations and Nasdaq requirements. The Company now has five (5) independent directors on its Board of eight (8).

     Fredric Gruder, an attorney at law, has spent his entire career in mergers and acquisitions and corporate/securities law. He is a graduate of Yale Law School and from July 1998 through July 2006, served on the Board of Directors of Harvey Electronics, Inc., a specialty retailer and custom installer of high quality audio/video consumer electronics and home theater products. Mr. Gruder will serve on the Company's Compensation, Audit and Nominating and Corporate Governance Committees.

     Upon his appointment, Mr. Gruder received non-qualified stock options to acquire 2,604 shares of common stock of the Company under the Company's Stock Option Plan for Non-Employee Directors. These options shall be fully exercisable for 10 years commencing from March 5, 2008, the date of the grant at $8.50 per share.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS - None

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:     March 13, 2008


                              Orbit International Corp.


                                By: /s/ Dennis Sunshine
                                   --------------------
                                Dennis Sunshine
                                Chief Executive Officer and President